Exhibit 99.1

Cornell Companies, Inc. AT THE COMPANY: Christine Parker – Director, Investor Relations (713) 623-0790

Cornell Companies Reports Second-Quarter, Six-Month 2006 Results

Meets Updated Guidance

Houston, TX (August 8, 2006) — Cornell Companies, Inc. (NYSE: CRN) today reported results for the quarter ended June 30, 2006. The Company reported net income of $3.9 million, or $0.28 per diluted share, compared with a net loss of $0.3 million, or $0.02 per diluted share, in same period last year. This year’s second-quarter results included $0.2 million of losses from discontinued operations and $0.6 million of losses associated with New Morgan Academy. The 2005 second-quarter results included a total of approximately $0.7 million for start-up costs (net of start-up revenues) for new facilities, $1.7 million of losses from discontinued operations, and $0.5 million of losses associated with New Morgan Academy.

Second-quarter 2006 pro forma earnings were $4.5 million, or $0.32 per diluted share, versus pro forma earnings of $0.9 million, or $0.06 per diluted share, in the comparable 2005 quarter. Pro forma amounts exclude the effects of start-up costs (net of start-up revenues) for new facilities and losses associated with New Morgan Academy. Cornell calculates pro forma amounts for comparative purposes to help analyze its business performance and enable investors to better understand the operating results attributable to the Company’s core continuing business operations. Reconciliations of these non-Generally Accepted Accounting Principles (GAAP) measures to the comparable GAAP measures are included in the attachments hereto.

James E. Hyman, Cornell’s chairman and chief executive officer, said, “We achieved our updated earnings targets for the second quarter, building upon the momentum generated from our first quarter progress. We look forward to the second half of the year as we execute on our 2006 goals on both a financial and operational level.”

Second-Quarter Summary (Amounts in thousands, except per share data)

	Second Quarter Ended		Six Months Ended
As Reported	6/30/2006	6/30/2005	6/30/2006	6/30/2005
Revenue from operations	$90,497	$78,502	$174,345	$152,142
Income from operations	13,711	8,127	20,921	12,475
Net loss from discontinued operations	(182)	(1,682)	(707)	(3,115)
Net income (loss)	3,881	(311)	4,568	(2,584)
EPS – diluted	$0.28	$(0.02)	$0.33	$(0.19)
Shares outstanding used in per share computation	14,034	13,600	14,000	13,686

Pro Forma, excluding New Morgan Academy and pre-opening and start-up costs and related revenue: *
Revenue	$90,497	$77,455	$174,345	$148,108
Income from operations	14,145	9,620	24,448	16,040
Net income	4,450	861	7,282	123
EPS - diluted	$0.32	$0.06	$0.52	$0.01

* See reconciliation of historical GAAP and non-GAAP information attached.

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Second-Quarter Results

Revenues increased 15.3 percent to $90.5 million for the second quarter of 2006 from $78.5 million in the 2005 period. Much of the increase was attributable to the Moshannon Valley Correctional Center, which commenced operations in April 2006. Improved performance at core programs, those programs opened in 2004, including the Regional Correctional Center and Southern Peaks Regional Treatment Center, as well as the Mesa Verde Community Correctional Facility that opened in the first quarter of 2006, also contributed to the 2006 increase.

Pro forma revenues, which exclude the impact of start-up revenues, were $90.5 million for the second quarter of 2006 compared with $77.5 million in the prior year’s quarter. Average contract occupancy levels were 93.7 percent in residential facilities compared with 97.3 percent in last year’s second quarter. The decrease in contract occupancy in the second quarter of 2006 is primarily due to the commencement of operations at Moshannon Valley Correctional Center.

The Company reported income from operations of $13.7 million for the second quarter of 2006 compared with $8.1 million in the same quarter of 2005. The increase in 2006 second-quarter results was due to improved/increased operations at those facilities previously noted, offset in part by the temporary closure of the Campbell Griffin Treatment Center in the fourth quarter of 2005. In addition, the 2005 period’s results included a $0.3 million charge related to the closure of underperforming programs. Additionally, comparisons of income from operations were affected by $1.1 million in net start-up costs in 2005 and on-going costs related to New Morgan Academy of $0.4 million in each of 2006 and 2005.

Excluding the effects of start-up costs (net of start-up revenues) for new facilities, and losses associated with New Morgan Academy, pro forma income from operations was $14.1 million in the second quarter of 2006 compared with $9.6 million in the 2005 quarter. The increase in the 2006 second-quarter results was principally attributed to the previously noted improved/increased operational activities.

Six-Month Results

For the six months ended June 30, 2006, revenues increased 14.6 percent to $174.3 million from $152.1 million in the previous year’s six months, principally due to those facilities/programs previously noted, as well as the programs acquired from Correctional Systems, Inc. in April 2005. Income from operations was $20.9 million for this year’s six-month period compared with $12.5 million in the prior-year period. Year-to-date net income was $4.6 million, or $0.33 per diluted share, in 2006 as compared to a net loss of $2.6 million, or $0.19 per diluted share, in the previous year’s first six months. The 2006 period includes charges of approximately $1.2 million related to the adoption of Statement of Financial Accounting Standards No. 123R. The 2005 period included charges totaling $2.4 million to streamline management and close several underperforming programs.

Pro forma six-month 2006 revenues were $174.3 million compared with $148.1 million in the prior year’s period. Pro forma six-month income from operations was $24.4 million in 2006 compared with $16.0 million in 2005. Pro forma net income was $7.3 million, or $0.52 per diluted share, in 2006 compared with $0.1 million, or $0.01 per diluted share, in 2005 for the six-month period.

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Outlook for 2006

Cornell expects third-quarter results to range from earnings per share of $0.13 to $0.17 on an as-reported basis, and earnings per share of $0.18 to $0.22 on a pro forma basis, which excludes pre-opening and start-up costs for new facilities, and losses associated with New Morgan Academy. Reconciliations of these forward-looking non-GAAP measures to the comparable GAAP measures are included in the attachments hereto.

The Company expects full year earnings per share to range from $0.65 to $0.72 on an as-reported basis, and from $0.93 to $1.00 on a pro forma basis, which excludes pre-opening and start-up costs for new facilities, and losses associated with New Morgan Academy.

The 2006 guidance reflects an annual effective tax rate of approximately 35.0 percent on discontinued operations and 41.0 percent on continuing operations.

Quarterly Webcast

Cornell’s management will host a conference call and simultaneous webcast at 11 a.m. Eastern today, August 8, 2006. The webcast may be accessed through Cornell’s home page, www.cornellcompanies.com. A replay will also be available on the above web site and by dialing 800-405-2236 or 303-590-3000 and providing confirmation code 11066794. The replay will be available through August 15, 2006 by phone and for 30 days on the web site. This earnings release can be found on Cornell’s website at www.cornellcompanies.com under “Investor Relations – Press Releases.”

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including the risks and uncertainties we discuss in our filings with the Securities and Exchange Commission. Our filings with the Securities and Exchange Commission are available free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Each forward looking-statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward looking-statement, whether as a result of new information, future events or otherwise. Information in this release is subject to adjustment resulting from further review and the obtaining of additional information that may impact our consolidated financial statements.

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This release includes non-GAAP (pro forma) revenue, non-GAAP (pro forma) income from operations, non-GAAP (pro forma) net income, non-GAAP (pro forma) net income per share data, and non-GAAP (pro forma) earnings before interest, taxes, depreciation and amortization (EBITDA).  These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP (pro forma) measures used by other companies.  Our management believes that the presentation of non-GAAP (pro forma) revenue, non-GAAP (pro forma) income from operations, non-GAAP (pro forma) net income, non-GAAP (pro forma) net income per share data, and non-GAAP (pro forma) EBITDA, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors regarding financial and business trends relating to our financial condition and results of operations.  Our management further believes that where the adjustments used in calculating non-GAAP (pro forma) revenue, non-GAAP (pro forma) income from operations, non-GAAP (pro forma) net income, non-GAAP (pro forma) net income per share data, and non-GAAP (pro forma) EBITDA are based on specific, identified charges that impact different line items in our statements of operations that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments.

Cornell Companies, Inc. is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies. Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy. The Company (www.cornellcompanies.com) has 80 facilities in 18 states and the District of Columbia. Cornell has a total service capacity of 19,386.

(Financial Tables Follow)

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CORNELL COMPANIES, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Revenues	$90,497	$78,502	$174,345	$152,142
Operating expenses	67,135	59,508	132,278	114,039
Pre-opening and start-up expenses (A)	—	2,152	2,657	6,846
Depreciation and amortization	4,213	3,816	7,939	7,545
General and administrative expenses	5,438	4,899	10,550	11,237
Income from operations	13,711	8,127	20,921	12,475
Interest expense, net	6,595	5,580	11,637	11,324
Income before provision for income taxes and discontinued operations	7,116	2,547	9,284	1,151
Provision for income taxes	3,053	1,176	4,009	620
Income before discontinued operations	4,063	1,371	5,275	531
Discontinued operations, net of tax benefit	(182)	(1,682)	(707)	(3,115)
Net income (loss)	$3,881	$(311)	$4,568	$(2,584)

Earnings (loss) per share:
- Basic	$0.28	$(0.02)	$0.33	$(0.19)
- Diluted	$0.28	$(0.02)	$0.33	$(0.19)

Number of shares used in per share computation:
- Basic	13,906	13,474	13,865	13,451
- Diluted	14,034	13,600	14,000	13,686

Total service capacity (end of period) (B)	19,140	19,266	19,140	19,266
Contracted beds in operation (end of period) (B)	13,624	11,997	13,624	11,997
Average contract occupancy (B) (C)	93.7%	97.3%	95.7%	95.8%
Average contract occupancy excluding start-up operations (B)	93.7%	103.7%	95.7%	102.7%

(A)     Revenues associated with reported start-up expenses were $0.0 million and $1.0 million for the quarters ended June 30, 2006 and 2005, respectively. Revenues associated with reported start-up expenses were $0.0 million and $4.0 million for the six months ended June 30, 2006 and 2005, respectively.

(B)       Data presented excludes discontinued operating facilities.

(C)       Average contract occupancy percentages are based on actual occupancy for the period as a percentage of the contracted capacity of residential facilities in operation. Since certain facilities have service capacities that exceed contracted capacities, average contract occupancy percentages can exceed 100% if the average actual occupancy exceeded contracted capacity.

Balance Sheet Data:
(in thousands)

	June 30, 2006	December 31, 2005
Cash and cash equivalents	$9,222	$13,723
Investment securities	8,975	7,250
Working capital	61,637	57,286
Property and equipment, net	326,170	323,861
Total assets	514,287	510,628
Long-term debt	263,852	266,659
Total debt	273,562	276,360
Stockholders’ equity	172,411	165,461

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Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to assess the operating results and effectiveness of the Company’s core continuing business operations. Pro forma measures exclude the effect of pre-opening and start-up revenues and costs, and revenues and costs associated with New Morgan Academy. Earnings before interest, taxes, depreciation and amortization (EBITDA) measures operating income before depreciation and amortization, excluding the effect of pre-opening and start-up expenses, net of start-up revenue. The Company calculates EBITDA amounts for comparative purposes to enable investors to analyze its business performance. These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements. Set forth below are reconciliations to GAAP measures of non-GAAP measures used herein.

RECONCILIATION OF HISTORICAL GAAP BASIS RESULTS TO HISTORICAL NON-GAAP BASIS INFORMATION (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

GAAP revenues from operations	$90,497	$78,502	$174,345	$152,142
Less: Start-up revenue	—	1,047	—	4,034
Pro forma revenues from operations	$90,497	$77,455	$174,345	$148,108

GAAP income from operations	$13,711	$8,127	$20,921	$12,475
Plus:
New Morgan Academy loss from operations	434	388	870	753
Pre-opening and start-up expenses, net of start-up revenue	—	1,105	2,657	2,812
Pro forma income from operations	$14,145	$9,620	$24,448	$16,040

GAAP net income (loss)	$3,881	$(311)	$4,568	$(2,584)
Plus:
New Morgan Academy net loss	569	520	1,146	1,048
Pre-opening and start-up expenses, net of start-up revenue	—	652	1,568	1,659
Pro forma net income	$4,450	$861	$7,282	$123

GAAP earnings (loss) per share—diluted	$0.28	$(0.02)	$0.33	$(0.19)
Plus:
New Morgan Academy	0.04	0.03	0.08	0.08
Pre-opening and start-up expenses, net of start-up revenue	—	0.05	0.11	0.12
Pro forma earnings per share—diluted	$0.32	$0.06	$0.52	$0.01

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RECONCILIATION OF HISTORICAL GAAP BASIS RESULTS TO HISTORICAL NON-GAAP BASIS INFORMATION (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

GAAP income from operations	$13,711	$8,127	$20,921	$12,475
Plus:
Depreciation and amortization	4,213	3,816	7,939	7,545
Pre-opening and start-up expenses, net of start-up revenue	—	1,105	2,657	2,812
EBITDA	$17,924	$13,048	$31,517	$22,832

RECONCILIATION OF FORWARD-LOOKING INFORMATION:

	Third Quarter Ending September 30, 2006	Twelve Months Ending December 31, 2006

GAAP earnings per share – diluted	$0.13 – 0.17	$0.65 – 0.72
New Morgan Academy	0.05	0.17
Pre-opening and start-up expenses, net of start up revenue	—	0.11
Pro forma earnings per share – diluted	$0.18 – 0.22	$0.93 – 1.00

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Cornell Companies, Inc.
Operating Statistics from Continuing Operations
For the Three and Six Months Ended June 30, 2006 and 2005

	Three Months Ended June 30,				Six Months Ended June 30,
	2006		2005		2006		2005
		%		%		%		%
Contracted beds in operation:
Secure Institutional (1)	9,357	69%	7,695	64%	9,357	69%	7,695	64%
Adult Community-Based (1)	2,661	19%	2,576	21%	2,661	19%	2,576	21%
Juvenile (1)	1,606	12%	1,726	15%	1,606	12%	1,726	15%
Total	13,624	100%	11,997	100%	13,624	100%	11,997	100%

Number of billed mandays:
Secure Institutional	791,576	54%	657,335	47%	1,505,643	52%	1,293,913	48%
Adult Community-Based:
Residential	235,099	16%	249,088	18%	469,866	17%	439,331	16%
Non-residential (2)	132,682	9%	131,153	9%	267,471	9%	254,392	9%
Juvenile:
Residential	134,559	9%	146,566	11%	266,634	9%	291,954	11%
Non-residential (2)	181,518	12%	207,218	15%	363,773	13%	407,977	15%
Total	1,475,434	100%	1,391,360	100%	2,873,387	100%	2,687,567	100%

Revenues (in thousands):
Secure Institutional	46,267	51%	$31,698	40%	84,588	49%	$62,557	41%
Adult Community-Based:
Residential	14,183	16%	15,233	20%	29,425	17%	26,959	18%
Non-residential	1,348	2%	1,252	2%	2,340	1%	2,172	1%
Juvenile:
Residential	22,105	24%	23,687	30%	45,032	26%	47,573	31%
Non-residential	6,594	7%	6,632	8%	12,960	7%	12,881	8%
Total	90,497	100%	$78,502	100%	174,345	100%	$152,142	100%

Average revenue per diem:
Secure Institutional	$58.45		$48.22		$56.18		$48.35
Adult Community-Based:
Residential	$60.33		$61.16		$62.62		$61.36
Non-residential (2)	$10.16		$9.55		$8.75		$8.54
Juvenile:
Residential	$164.28		$161.61		$168.89		$162.95
Non-residential (2)	$36.33		$32.00		$35.63		$31.57
Total	$61.34		$56.42		$60.68		$56.61

(1) Residential Contract Capacity Only

(2) Non-residential “mandays” includes a mix of day units and hourly units. Mental health facilities are reported in hours.

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